SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

________

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MODERN TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	11-2620387
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No)
1420 N. Lamar Blvd., Oxford MS	38655
(Address of Principal Executive Offices)	(Zip Code)

Amended 2004 Stock Incentive Program For Employees and Consultants

(Full title of plan)

United Corporate Services, Inc.

202 S. Minnesota St.

Carson City, NV 89703

(Name and address of agent for service)

775-884-0490

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common	10,000,000	$.03	$105,000.00	$12.36

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") based upon the fair market value of the stock at the time it is granted under the Plan.

THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8, FILED SEPTEMBER 13, 2004, SEC FILE NO. 333-118962, ARE HEREBY INCORPORATED BY THIS REFERENCE

REGISTRANT IS REGISTERING AN ADDITIONAL 3,500,000 SHARES UNDER ITS 2004 STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS AS FILED UNDER FORM S-8 REFERENCED ABOVE.

SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, State of Mississippi, on December 27th, 2005.

MODERN TECHNOLOGY CORP.

/s/ Anthony Welch

Anthony Welch, President, CEO, Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity ad on the date indicated.

/s/ Anthony Welch

Anthony Welch, President, Chairman

Date: December 27, 2005

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Board of Directors has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, State of Mississippi on December 27th, 2005.

Modern Technology Corp. 2004 Stock Incentive Plan for Employees and Consultants

By: /s/ Anthony Welch

Name: Anthony Welch

Title: Chairman